UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Genesee & Wyoming Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following communication was made by or on behalf of Genesee & Wyoming Inc. on July 10, 2019.

To All G&W Customers:

On July 1st, Genesee & Wyoming (G&W) entered into an agreement to be acquired by Brookfield Infrastructure and GIC, pending regulatory and shareholder approval. Before explaining the merits of the transaction, I want to thank you for entrusting G&W with your business. We have faithfully served our customers for 120 years, and though much has changed over time, our commitment to provide safe and reliable rail service that exceeds your expectations has never wavered.

Following the closing of the acquisition by Brookfield Infrastructure and GIC, which is expected in late 2019 or early 2020, G&W would become a private company. Under the new ownership, we will continue to focus on world class safety, outstanding service and the best people in the rail business. For decades, G&W has prided itself on building mutually beneficial relationships with our customers and the communities we serve. If approved, this transaction will only enhance our commitment to long-term strategic growth, supported by continued infrastructure investment in our railroads.

As with any change there are always concerns, but I want to assure you that our long-term commitment to our customers, to the communities we serve, to our Class 1 partners and to our employees will only be strengthened by this transaction. Brookfield and GIC are two of the most respected infrastructure investors in the world who have a long-term view of investing that is perfectly suited to long-lived rail assets. Rest assured they are focused on the long-term and will continue to invest to ensure we deliver safe and reliable service.

The voice of our customers has always been important to us and, as in past years, we will be conducting our J.D. Power customer satisfaction survey this fall. This year we will also provide the opportunity for you to ask questions about the pending acquisition. As always, we will use the survey results to address concerns and base our improvement efforts on your priorities. In the meantime, if you have any questions or concerns, please email them to GWFuture@gwrr.com or feel free to contact your local salesperson. Thank you again for your business, and we look forward to our partnership as we write the next chapter in G&W’s history.

Warm regards,

Jack Hellmann

Chairman and Chief Executive Officer

Genesee & Wyoming Inc.

Forward-Looking Statements

This communication includes “forward-looking statements,” as that term is defined by the federal securities laws. The forward-looking statements include statements concerning regulatory approvals and the expected timing, completion and effects of the proposed merger, G&W’s outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. All forward-looking statements are based upon G&W’s current expectations and various assumptions, and apply only as of the date of this presentation. There are a number of risks, uncertainties and other important factors that could cause G&W’s actual results to differ materially from those suggested by G&W’s forward-looking statements.

Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

The directors, executive officers and certain other members of management and employees of G&W may be deemed “participants” in the solicitation of proxies from stockholders of G&W in favor of the proposed merger. Information regarding the foregoing will be set forth in the proxy statement and the other relevant documents to be filed with the SEC and available free of charge at the SEC’s website at http://www.sec.gov. You can find information about G&W’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 8, 2019.